SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K/A

                          CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): December 18,
1998



                           HADRON, INC.
    (Exact name of the registrant as specified in its charter)



New York                       0-5404                11-2120726
(State of Incorporation)      (Commission            (I.R.S. Employer
                               File Number)           Identification No.)



7611 Little River Turnpike, Suite 404 West, Annandale, Virginia     22003
          (Address of principal executive offices)                 (Zip Code)


                          (703) 642-9404
        Registrant's telephone number, including area code


  4900 Seminary Road, Suite 800  Alexandria, Virginia     22311
  (Former name or former address, if changed since last report)

     The undersigned Registrant hereby amends its Current Report on Form 8-K dated December 18, 1998 by the addition of financial statements as set forth in Item 7 below.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired:

          Vail Research and Technology Corporation
          Financial Statements for the Fiscal Years
          Ended June 30, 1998 and 1997

          Independent Auditors' Report
          Balance Sheet
          Statements of Income and Retained Earnings
          Statements of Cash Flows
          Notes to Financial Statements

          Vail Research and Technology Corporation
          Financial Statements for the Three Months
          Ended September 30, 1998 and 1997 (Unaudited)

          Balance Sheet as of September 30, 1998
          Statements of Operations
          Statements of Cash Flows
          Notes to Financial Statements

     (b)  Pro Forma financial information:

          Hadron, Inc. Pro Forma Financial Statements (Unaudited)

          Pro Forma Combined Statements of
           Operations for the Six Months Ended December 31, 1998


          Pro Forma Combined Statements of
           Operations for the Fiscal Year Ended June 30, 1998

          Notes to Unaudited Pro Forma Condensed
           Combined Financial Statements

     (c)  Exhibits:

          Exhibit No.         Description

               23             Consent of Independent Accountants

                 INDEX TO FINANCIAL STATEMENTS



Item 7(a) Financial Statements of Business Acquired

          Vail Research and Technology Corporation
          Financial Statements for the Fiscal Years
          Ended June 30, 1998 and 1997                   Page No.
                                                         --------
          Independent Auditors' Report                      1

          Balance Sheets                                    2
          Statements of Income and Retained Earnings        3
          Statements of Cash Flows                          4
          Notes to Financial Statements                     5

          Vail Research and Technology Corporation
          Financial Statements for the Three Months
          Ended September 30, 1998 and 1997 (Unaudited)

          Balance Sheet as of September 30, 1998            10
          Statements of Operations                          12
          Statements of Cash Flows                          13
          Notes to Financial Statements                     14

Item 7(b) Pro Forma Financial Information

          Hadron, Inc. Pro Forma Financial Statements (Unaudited)

          Pro Forma Combined Statements of
           Operations for the Six Months
           Ended December 31, 1998                          15

          Pro Forma Combined Statements of
           Operations for the Fiscal Year
           Ended June 30, 1998                              16

          Notes to Unaudited Pro Forma Condensed
           Combined Financial Statements
                                                            17

Item 7(a) Financial Statements of Business Acquired

                 INDEPENDENT AUDITORS' REPORT



To the Stockholder
Vail Research and Technology Corporation

     We have audited the accompanying balance sheets of Vail Research and Technology Corporation as of June 30, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vail Research and Technology Corporation as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/S/ RUBINO & MCGEEHIN

July 17, 1998
Bethesda, Maryland

            VAIL RESEARCH AND TECHNOLOGY CORPORATION
                         BALANCE SHEETS


                            ASSETS
                                                    June 30,
                                               1998         1997
                                               ----         ----
Current assets
 Cash                                      $  701,230     $  606,345
 Accounts receivable                          885,076      1,316,906
 Other receivables                              8,727          2,265
 Income taxes receivable                        1,024            -
                                           ----------     ----------
   Total current assets                     1,596,057      1,925,516

Property and equipment, net of
accumulated
 depreciation and amortization                  9,662         31,008
Other assets
 Stockholder receivable                       215,397        203,598
 Deposits                                      26,182         35,152
                                           ----------     ----------
   Total assets                            $1,847,298     $2,195,274
                                           ==========     ==========

             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
 Accounts payable                            $ 22,158     $   44,478
 Accrued payroll liabilities                   58,569        207,800
 Income taxes payable                             -          167,595
 Deferred income taxes                        289,472        387,391
 Billings in excess of revenue recognized      79,419         80,195
 Other liabilities                             30,688         30,688
                                           ----------     ----------
   Total liabilities                          480,306        918,147
                                           ----------     ----------

Stockholder's equity
 Common stock, $.10 par value, 10,000
   shares authorized, 1,000 shares issued
   and outstanding                               100             100
 Additional paid-in capital                      400             400
 Retained earnings                         1,366,492       1,276,627
                                           ----------     ----------

   Total stockholder's equity              1,366,992       1,277,127
                                           ----------     ----------

   Total liabilities and stockholder's
    equity                                $1,847,298      $2,195,274
                                           ==========     ==========

The accompanying notes are an integral part of these financial statements.

                 VAIL RESEARCH AND TECHNOLOGY CORPORATION
                STATEMENTS OF INCOME AND RETAINED EARNINGS

                                              Year Ended June 30,
                                              -------------------
                                               1998         1997
                                               ----         ----
Contract revenues                          $4,124,478    $6,539,697
                                           ----------    ----------
Contract costs
 Direct labor                                 886,341     1,575,760
 Other direct costs                         1,943,276     3,043,323
 Indirect costs                             1,190,519     1,764,570
                                           ----------    ----------
     Total contract costs                   4,020,136     6,383,653
                                           ----------    ----------
Income from operations                        104,342       156,044

Other income (expense)
 Interest income                               39,850        25,545
 Interest expense                                 -           (292)
 Other income                                   1,813        (2,512)
                                           ----------    ----------
Income before income taxes                    146,005       178,785

Provision for taxes on income                  56,140        70,819
                                           ----------    ----------
Net income                                     89,865       107,966

Retained earnings, beginning of the year    1,276,627     1,168,661
                                           ----------    ----------

Retained earnings, end of the year         $1,366,492    $1,276,627
                                           ==========    ==========

The accompanying notes are an integral part of these financial statements.

           VAIL RESEARCH AND TECHNOLOGY CORPORATION
                   STATEMENTS OF CASH FLOWS
                                                   Year Ended June 30,
                                                   -------------------
                                                   1998         1997
                                                   ----         ----
Cash flows from operating activities:
 Net income                                      $89,865       $107,966
 Adjustments to reconcile net income
to net cash
  provided by operating activities:
   Loss on disposal of fixed assets                3,127          6,326
   Depreciation and amortization                  23,741         21,670
   Net (increase) decrease in:
     Accounts receivable                         431,830        710,424
     Other receivables                           (18,261)       (12,530)
     Income taxes receivable                      (1,024)       134,654
     Deposits                                      8,970         (5,420)
   Net increase (decrease) in:
     Accounts payable                            (22,320)      (459,666)
     Accrued payroll liabilities                (149,231)       (36,057)
     Income taxes payable                       (167,595)       167,595
     Deferred income taxes                       (97,919)       (99,867)
     Billings in excess of revenue recognized    (   776)        28,376
     Other liabilities                              -            (8,942)
                                                ---------      ---------
   Net cash provided by operating activities     100,407        554,529

Cash flows from investing activities:
 Acquisition of property and equipment            (5,522)        (3,859)

Net increase in cash                              94,885        550,670

Cash, beginning of the year                      606,345         55,675

Cash, end of the year                           $701,230       $606,345
                                                ========       ========

The accompanying notes are an integral part of these financial statements.

           VAIL RESEARCH AND TECHNOLOGY CORPORATION
                 NOTES TO FINANCIAL STATEMENTS
               Years Ended June 30, 1998 and 1997

1. Summary of Significant Accounting Policies

   Vail Research and Technology Corporation (the Company) provides services under prime contracts and subcontracts with departments and agencies of the U.S. Government, primarily with the Department of the Navy. Accounting policies which affect significant aspects of the Company's financial statements are summarized below.

   Use of Estimates

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. This requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

   Revenue Recognition

   Revenue from cost-plus-fixed-fee contracts is recognized on the basis of direct and indirect costs incurred and an allocable portion of the fixed fee. Revenue from fixed-price contracts is recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Revenue from time and materials contracts is recognized based on fixed hourly rates for direct labor expended. The fixed rate includes direct labor, indirect expenses, and profits. Material and other specified direct costs are recorded at actual cost.

   Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

   Depreciation and Amortization

   Property and equipment are stated at cost and depreciated over their estimated useful lives of five to seven years using accelerated methods of depreciation, except for software which is depreciated over five years using the straight-line method.

   Maintenance and repair costs are charged to expense as incurred. Replacements and betterments are capitalized and depreciated over their estimated useful lives. At the time properties are retired or otherwise disposed of, the property and related accumulated depreciation or amortization accounts are relieved of the applicable amounts, and any gain or loss is credited or charged to income.

1. Summary of Significant Accounting Policies (continued)

   Cash Equivalents and Cash Concentration

   Cash includes demand deposits and overnight investments in repurchase agreements. The Company maintains deposits with federally insured financial institutions. Balances often exceed insured limits. Management, however, does not consider this a significant concentration of credit risk.

   Income Taxes

   The Company recognizes deferred income tax liabilities and assets for cumulative temporary differences between book and tax methods of reporting revenue and expenses as of the balance sheet date. Income tax expenses consist of the taxes payable for the current year, plus the change in the deferred tax net asset and liability.

2. Accounts Receivable

   Accounts receivable consist of the following:

                                                           June 30,
                                                           --------
                                                       1998        1997
                                                       ----        ----
        Billed - prime contracts with government     $392,902     $747,980
        Billed - subcontracts with other
        government contractors                          3,656       14,136
                                                     --------   ----------

         Total billed receivables                     396,558      762,116
                                                     --------   ----------

        Unbilled - prime contracts with government    479,824      547,775
        Unbilled - subcontracts with other
          government contractors                        8,694        7,015
                                                     --------   ----------
         Total unbilled receivables                   488,518      554,790
                                                     --------   ----------
         Total accounts receivable                   $885,076   $1,316,906
                                                     ========   ==========

   Unbilled accounts receivable consist of fee retainages and costs in excess of amounts billed using provisional billing rates. Retainages and rate differentials are generally billable after completion of contract cost audits by government auditors (Note 8). Accordingly, unbilled receivables will likely be billed and collected after one year from the balance sheet date.

3. Property and Equipment

   Property and equipment consist of the following:

                                                              June 30,
                                                         1998         1997
                                                         ----         ----
        Furniture and equipment                        $177,069     $191,698
        Leasehold improvements                             -          15,346
                                                      ---------    ---------
                                                        177,069      207,044
        Accumulated depreciation and amortization      (167,407)    (176,036)
                                                      ---------    ---------
        Property and equipment, net                     $ 9,662     $ 31,008
                                                      =========    =========

4. Line of Credit

   The Company had a line of credit with a bank at June 30, 1997, for $500,000. There was no balance due on the line of credit as of June 30, 1997, and the agreement expired April 30, 1998. Borrowings under the line of credit accrued interest at the bank's prime rate plus 1/2% payable monthly. The line of credit was guaranteed by the sole stockholder of the Company and secured by all business assets of the Company. The agreement had financial covenants for working capital, net worth and debt.

5. Income Taxes

   For income tax purposes, the Company reports its income on the cash basis of accounting. Tax deferrals are provided in the financial statements for significant differences between the cash basis and the accrual basis used for financial reporting. The provision for income taxes consists of the following:

                                        Year Ended June 30,
                                        -------------------
                                         1998         1997
                                         ----         ----
        Current
        Federal                        $126,329    $ 143,361
        State                            27,730       27,325
                                       --------    ---------
        Current provision               154,059      170,686
                                       --------    ---------
        Deferred
        Federal                         (79,640)     (83,880)
        State                           (18,279)     (15,987)
                                       --------    ---------
        Deferred benefit                (97,919)     (99,867)

        Total provision                $ 56,140   $   70,819
                                       =========  ===========

5.   Income Taxes (continued)

   The provision for income taxes differs from the amount that would result using the maximum federal corporate rate due to state income taxes and changes in tax expense estimates.

   The deferred tax liability at June 30, 1998 and 1997, is net of a deferred tax asset of $34,528 and $141,669, respectively. The deferred tax asset results from accounts payable, salaries, vacation, and other liabilities that are deductible for tax purposes when paid. The deferred tax liability results from the use of accelerated methods of depreciation for tax purposes and accounts receivables that are taxable when received.

   The Company paid $322,202 and $3,440 in taxes during the years ended June 30, 1998 and 1997, respectively.

6. Profit Sharing and Employee Benefit Plans

   The Company has a profit sharing plan under section 401(k) of the Internal Revenue Code. The plan benefits substantially all employees. The Company contributes a discretionary amount determined annually by the Board of Directors. In addition, the Company matches a portion of the employee elective deferrals. During the years ended June 30, 1998 and 1997, the Company contributed $17,277 and $26,346, respectively. The Company also has a cafeteria plan, which enables employees to make pre-tax contributions to a flexible spending account for certain elected benefits.

7. Related Party Transaction

   As of June 30, 1998 and 1997, the Company had a loan receivable of $180,000 from the sole stockholder. The loan provides for interest at an average of 6.5% payable annually. Interest receivable at June 30, 1998 and 1997, was $35,397 and $23,598, respectively, which is included with stockholder receivable. Principal and any unpaid interest is due on demand.

8. Commitments and Contingencies

   Government Contracts

   A significant portion of the revenues of the Company represents payments made by the U.S. Government on cost reimbursable contracts which are subject to audit by the Defense Contract Audit Agency (DCAA). Audits by DCAA have been completed through June 30, 1994. Audit adjustments by DCAA would adversely affect the Company's financial statements by reducing contract profitability. Management believes that adjustments by government auditors, if any, over amounts reserved by management will not materially affect the Company's financial statements.

   Operating Leases

   The Company rents office space in several locations under operating leases which expire at various dates through 2002. Future obligations under the leases as of June 30, 1998, are as follows:

          Year ending June 30,
                        1999          $114,700
                        2000            60,300
                        2001            56,900
                        2002            43,600
                                      --------
                                      $275,500
                                      ========

   The Company also leases equipment under operating leases.
   These equipment leases expire at various dates through June 30, 2000. The future minimum lease payments as of June 30, 1998, are as follows:

          Year ending June 30,
                        1999           $76,200
                        2000            20,200
                                       -------
                                       $96,400
                                       =======

   Office rent expense for the years ended June 30, 1998 and 1997, was $117,875 and $228,522, respectively. Rent expense for equipment for the years ended June 30, 1998 and 1997, was $45,492 and $52,085, respectively.

   In addition, the Company subleases certain office space.
   The future minimum sublease income to be received under sublease agreements in effect at June 30, 1998, are as follows:

          Year ending June 30,
                        1999           $135,281
                        2000             10,406
                                       --------
                                       $145,687
                                       ========

   Rental income under these agreements for 1998 was $13,926 and none for 1997. The company recognizes rental income as an offset to rental expense.


VAIL RESEARCH AND TECHNOLOGY CORPORATION
BALANCE SHEET
AS OF SEPTEMBER 30, 1998
                                                          SEPT. 30,
     ASSETS                                                  1998
     ------                                               -----------
                                                          (Unaudited)
     Current assets
       Cash                                              $  797,340
       Accounts receivable                                  866,255
       Other receivables                                     42,727
       Income taxes receivable                                1,024
                                                         ----------
         Total current assets                             1,707,346
                                                         ----------

     Fixed assets                                             7,917


     Other assets
       Stockholder receivable                               180,000
       Interest receivable                                   35,397
       Deposits                                              26,182
                                                         ----------
         Total other assets                                 249,496
                                                         ----------

     Total assets                                        $1,956,842
                                                         ==========

                          See Notes to Financial Statements
                                     (Unaudited)

VAIL RESEARCH AND TECHNOLOGY CORPORATION
BALANCE SHEET
AS OF SEPTEMBER 30, 1998
                                                          SEPT. 30,
     LIABILITIES AND STOCKHOLDER'S EQUITY                    1998
     ------------------------------------                 ----------
                                                          (Unaudited)
     Current liabilities
       Accounts payable                                  $  104,246
       Accrued payroll liabilities                           51,919
       Deferred income taxes                                305,948
       Billings in excess of revenue recognized              55,381
       Other liabilities                                     64,239
                                                         ----------
         Total current liabilities                          581,733
                                                         ----------
     Stockholder's equity

     Common stock $.10 par value,
       10,000 shares authorized,
       1,000 issued and outstanding                             100
     Additional paid-in capital                                 400
     Retained earnings                                    1,374,609
                                                         ----------
     Total stockholder's equity                           1,375,109
                                                         ----------

     Total liabilities and stockholder's equity          $1,956,842
                                                         ==========


                          See Notes to Financial Statements
                                     (Unaudited)

VAIL RESEARCH AND TECHNOLOGY CORPORATION
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                       Three Months Ended
                                          September 30,
                                        1998          1997
                                    -----------   -----------
Contract revenues                   $   794,412   $ 1,201,866
                                    -----------   -----------
Contract costs
  Direct labor                          102,072       348,520
  Other direct costs                    448,185       493,516
  Indirect costs                        214,090       323,831
                                    -----------   -----------
    Total contract costs                764,347     1,165,867
                                    -----------   -----------
Income from operations                   30,065        35,999
                                    -----------   -----------
Other income (expense)
  Interest income                         8,039         7,428
  Other income (expense)                (17,586)          130
                                    -----------   -----------
Total other income (expense)             (9,547)        7,558
                                    -----------   -----------

Income before income taxes               20,518        43,557

Provision for income taxes               12,401        22,272
                                    -----------   -----------

Net income                          $     8,117   $    21,285
                                    ===========   ===========


                   See Notes to Financial Statements
                             (Unaudited)

     VAIL RESEARCH AND TECHNOLOGY CORPORATION
       STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                                      THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                       1998          1997
                                                  -----------  ------------
Cash flows from operating activities:
  Net income                                      $     8,117  $     21,285
                                                  -----------  ------------
Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                       1,745
Net (increase) decrease in:
    Accounts receivable                                18,821       (18,605)
    Other receivables                                 (34,000)       (3,757)
    Prepaid expense                                                 (12,128)
    Deposits                                                          1,315
Net increase (decrease) in:
    Accounts payable                                   82,088       160,366
    Accrued payroll liabilities                        26,901       (95,031)
    Income taxes payable                                           (180,013)
    Deferred income taxes                              16,476
    Billings in excess of revenue recognized          (24,038)
                                                  -----------  ------------
      Total adjustments                                87,993      (147,853)
                                                  -----------  ------------
Net cash provided (used) by operating activities       96,110      (126,568)
                                                  -----------  ------------
Cash flows from investing activities:
    Acquisition of property and equipment                            (2,601)
                                                  -----------  ------------
Net increase (decrease) in cash                        96,110      (129,169)
                                                  -----------  ------------
Cash, beginning of the period                         701,230       606,345
                                                  -----------  ------------

Cash, end of the period                           $   797,340  $    477,176
                                                  ===========  ============

                        See Notes to Financial Statements
                                  (Unaudited)

            VAIL RESEARCH AND TECHNOLOGY CORPORATION
           NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                  SEPTEMBER 30, 1998 AND 1997


1.  Basis of Presentation

     The interim financial statements for Vail Research and Technology Corporation ("Vail") are unaudited, but in the opinion of management reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Financial Statements for the year ended June 30, 1998.

     Certain reclassifications have been made to prior year amounts to conform to current year classifications.

Item 7(b) Pro Forma Financial Information

                 HADRON, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
 FOR THE SIX MONTHS ENDED DECEMBER 31, 1998


                                                        Historical Results
                                                            Six Months
                                                          December 31, 1998
                                                                              Pro Forma
                                                  Hadron         Vail         Combined
                                               -----------   -----------    -----------
Revenues                                       $ 9,795,000   $ 1,159,806    $10,954,806
                                               -----------   -----------    -----------
Operating costs and expenses:
  Costs of revenue                               8,693,600       920,096      9,613,696
  Selling, general and administrative              915,400       181,295      1,096,695
                                               -----------   -----------    -----------
Total operating costs and expenses               9,609,000     1,101,391     10,710,391
                                               -----------   -----------    -----------
Operating income                                   186,000        58,415        244,415
                                               -----------   -----------    -----------
Other expense                                      (23,400)      (36,014)       (59,414)
                                               -----------   -----------    -----------
Income before income taxes                         162,600        22,401        185,001

Provision for income taxes                          19,400         9,875         29,275
                                               -----------   -----------    -----------

Net income                                     $   143,200   $    12,526    $   155,726
                                               ===========   ===========    ===========

Per share data:

Net income per share
  Basic                                        $       .08   $    n/a       $       .09
                                               ===========   ===========    ===========
  Diluted                                      $       .05   $    n/a       $       .05
                                               ===========   ===========    ===========
Weighted average number of shares
  Basic                                          1,736,826        n/a         1,736,826
                                               ===========   ===========    ===========
  Diluted                                        3,093,459        n/a         3,093,459
                                               ===========   ===========    ===========

                        See Notes to Pro Forma Combined Financial Statements
                                          (Unaudited)

               HADRON, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
   FOR THE FISCAL YEAR ENDED JUNE 30, 1998
                                                    Historical Results for
                                                     Fiscal Year ended
                                                      June 30, 1998
                                                                              Pro Forma
                                                  Hadron         Vail         Combined
                                               -----------   -----------    -----------
Revenues                                       $21,133,900   $ 4,124,478    $25,258,378
                                               -----------   -----------    -----------
Operating costs and expenses:
  Costs of revenue                              18,118,100     3,387,981     21,506,081
  Selling, general and administrative            2,127,500       632,155      2,759,655
                                               -----------   -----------    -----------
Total operating costs and expenses              20,245,600     4,020,136     24,265,736
                                               -----------   -----------    -----------
Operating income                                   888,300       104,342        992,642
                                               -----------   -----------    -----------
Other income (expense)                             (69,200)       41,663        (27,537)
                                               -----------   -----------    -----------
Income before income taxes                         819,100       146,005        965,105
                                               -----------   -----------    -----------
Provision for income taxes                          58,500        56,140        114,640
                                               -----------   -----------    -----------

Net income                                     $   760,600   $    89,865    $   850,465
                                               ===========   ===========    ===========

Per share data:

Net income per share
  Basic                                        $       .45   $    n/a       $       .50
                                               ===========   ===========    ===========
  Diluted                                      $       .26   $    n/a       $       .29
                                               ===========   ===========    ===========
Weighted average number of shares
  Basic                                          1,686,808        n/a         1,686,808
                                               ===========   ===========    ===========
  Diluted                                        2,990,897        n/a         2,990,897
                                               ===========   ===========    ===========

                        See Notes to Pro Forma Combined Financial Statements
                                         (Unaudited)

    NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)
              DECEMBER 31, 1998 AND JUNE 30, 1998


1.   Basis of Presentation

     The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Hadron, Inc. (the "Company") adjusted to give effect to the acquisition of Vail Research and Technology Corporation ("Vail") by the Company under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. The acquisition of Vail was consummated in December 1998 and was recorded and reported in the Company's Form 10-Q Report for the period ended December 31, 1998 filed with the Securities and Exchange Commission.

     The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 1998 and the fiscal year ended June 30, 1998 were prepared as if the above transactions were consummated on July 1, 1997.

     This information should be read in conjunction with the notes and the consolidated financial statements of the Company incorporated by reference herein and the financial statements of Vail included herein. The unaudited pro forma condensed combined financial data do not purport to represent what the Company's results of operations actually would have been had such transactions and events occurred on the dates specified, or to project the Company's results of operations for any future period or date. In the opinion of management of the Company, all adjustments and reclassifications have been made that are necessary to present the pro forma condensed combined data.

2.  Acquisition of Vail Research and Technology Corporation

     Effective December 18, 1998, the Company acquired Vail, a privately-held information technology firm based in Annandale, VA, for approximately $1,594,000. Vail will operate as a wholly-owned subsidiary of Hadron. The purchase price was satisfied with a payment of $1,194,000 and the issuance of two non-interest bearing promissory notes in the amounts of $300,000 and $100,000 payable to Jeannine Mantz. Ms. Mantz, the sole stockholder of Vail, remains President of Vail in addition to holding a corporate vice-president position at Hadron.

     The fair value of the assets and liabilities acquired approximated their book value of $1,833,000 and $121,000, respectively. The Company incurred financial, legal and accounting costs associated with the Vail purchase of approximately $55,000.
Included in these fees was a $25,000 payment made to Hadron director, John D. Sanders, for advisory services in connection with the purchase.

3.     Earnings Per Share

The following table sets forth the computation of basic and
diluted earnings per share:
                                  Pro Forma Combined            Pro Forma Combined
                                  Six Months ended              Fiscal Year Ended
                                  December 31, 1998               June 30, 1998
                                  ------------------           ------------------
Numerator: Net Income                 $ 155,726                    $ 850,465

Effect of dilutive securities:
 Convertible debt                         6,000                       12,000
                                      ---------                    ---------
Numerator for diluted earnings
 per share - income available
 to common shareholders after
 assumed conversion                   $ 161,726                    $ 862,465
                                      =========                    =========
Denominator:
 Denominator for basic
  earnings per share:
  weighted average shares
  outstanding                         1,736,826                    1,686,808

 Effect of dilutive securities:
  Warrants                              885,079                      855,064
  Employee stock options                271,554                      249,025
  Convertible debt                      200,000                      200,000
                                      ---------                    ---------
Denominator for diluted
 earnings per share                   3,093,459                    2,990,897
                                      =========                    =========

Basic earnings per share                 $  .09                       $  .50
                                      =========                    =========

Diluted earnings per share               $  .05                       $  .29
                                      =========                    =========

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Hadron, Inc.


Date: March 3, 1999                By: /s/ C.W. GILLULY
                                   -------------------------
                                          C.W. Gilluly
                                          Chairman and Chief
                                            Executive Officer

Item 7(c)     Exhibits

                        Index to Exhibits

Exhibit No.         Description

     23             Consent of Independent Accountants